EXHIBIT 4 (b)  Form of Annuity Contract Riders


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GUARANTEED MINIMUM DEATH BENEFIT RIDER
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THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE
TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.

DEFINITIONS             ACCUMULATION RATE.  The rate that the guaranteed minimum
                        death benefit (GMDB) accumulates as shown on the Information page.

                        CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.   The Owner of the Contract.

                        WITHDRAWAL LIMIT. A percentage of the GMDB as shown on the Information page.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT                 This rider establishes a GMDB which increases over time.
                        The initial GMDB equals the initial premium and accumulates overtime at the accumulation rate. Upon death of the first Owner to die, the death benefit payable will be the greater of the Contract Value or the GMDB.

                        The GMDB equals any premiums paid, less adjustments for any withdrawals, plus interest credited at the accumulation rate.

                        Additional premiums increase the GMDB by an amount equal to the additional premium.

                        Withdrawals within a Contract year that are less than the withdrawal limit will reduce the GMDB by an amount equal to the withdrawal amount. Withdrawals (or any portion of a withdrawal) within a Contract year that exceed the withdrawal limit will reduce the GMDB by a percentage equal to (a) the amount of the withdrawal in excess of the withdrawal limit, divided by (b) the Contract Value immediately preceding the withdrawal.

COST OF RIDER           Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.

TERMINATION OF RIDER    This rider terminates upon on the earlier of:
                        Contract termination; annuitization; and receipt of due proof of death of the first Owner to die.

NONPARTICIPATING        Dividends are not payable.

Signed for the Company.

[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

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FIXED INTEREST OPTION RIDER
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THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE
TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT. THERE IS
NO FEE FOR THIS RIDER.

 DEFINITIONS            CONTRACT.  When this rider is attached to a
                        Certificate issued under

                        a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.  The Owner of the Contract.

 EFFECTIVE DATE         This rider is effective on the Contract's date of issue.

 BENEFIT This rider provides a fixed interest option to Your Contract, and any premium allocated will receive fixed interest credits. Subject to any limitation stated in this rider, You may allocate part of your premium to this option.

                        Any premium allocated to and any transfers to this option's Contract Value become part of our general assets which support annuity and insurance obligations. This account includes all of our assets, except any assets segregated in separate accounts. We have sole discretion to invest the assets of this fixed interest option, subject to applicable law. REALLOCATION Premiums may be reallocated from any options daily, in increments of no less than the minimum amount allowed under the Contract. The amount remaining in this option's Contract Value after that reallocation must be at least the minimum amount allowed under the Contract.

 CONTRACT VALUE         We may restrict any allocation of premiums and
                        transfers to this option. This option's contract value equals:
                        o   any premiums allocated to this option; plus
                        o   any transfers from any subaccounts; minus
                        o   any partial withdrawals, including any withdrawal
                            charges thereon; minus
                        o   any transfers to any subaccounts, including any
                            charges thereon; plus
                        o   any interest credited on this option's contract
                            value.

 LIMITATION             This option's contract value may not exceed 25% of the
                        total Contract Value as a result of any premiums, partial withdrawals or transfers.

 INTEREST CREDITING     This option's contract value will be credited with the
                        interest rates described herein. Interest is credited daily and applied to this option's contract value from the date of issue at a rate which is never less than the guaranteed minimum interest rate shown on the Information page. The Information page shows the effective annual interest rate being credited to the applicable portion of the initial premium and the period of time for which that rate is guaranteed. After that initial guarantee period, we will determine and fix in advance a current effective annual interest rate. The rate will be declared annually. Any additional premiums or transfers received in a given year will be credited with the then current interest rate and will be guaranteed for the same period of time that the initial premium allocated was guaranteed. We may, at our discretion, credit a higher current rate of interest.
                        TERMINATION OF RIDER This rider terminates on Contract termination.

 NONPARTICIPATING       Dividends are not payable.

 Signed for the Company.

 [FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]


/s/ Bruce G. Parker, Jr.
---------------------------------
       President
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DOLLAR COST AVERAGING FIXED INTEREST OPTION RIDER
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT. THERE IS NO FEE FOR THIS RIDER.

DEFINITIONS             CONTRACT.  When this rider is attached to a
                        Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.  The Owner of the Contract.

 EFFECTIVE DATE         This rider is effective on the Contract's date of issue.

 BENEFIT This rider provides dollar cost averaging fixed interest options to Your Contract, and any premium allocated will receive fixed interest credits.

CONTRACT VALUE          For any premium allocated to a dollar cost averaging
                        option, the contract value equals:
                        o  any premiums allocated to this option; less
                        o  any transfers to any subaccounts, including any
                           charges; plus
                        o  any interest credited on this option's contract
                           value.

 INTEREST CREDITING     This option's contract value will be credited with an
                        interest rate described herein. Interest is credited daily and applied to this option's contract value from the date of issue at a rate which is never less than the guaranteed minimum interest rate shown on the Information page. The Information page shows the effective annual interest rate being credited to the applicable portion of the initial premium and the period of time for which that rate is guaranteed. Any additional premiums received in a given year will be credited with the then current interest rate and will be guaranteed for a period chosen by You and available for this purpose.

 TERMINATION OF RIDER   This rider terminates on Contract termination.

 NONPARTICIPATING       Dividends are not payable.

 Signed for the Company.


[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

TERMINAL ILLNESS RIDER
--------------------------------------------------------------------------------

THIS RIDER IS A PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT. THERE IS NO FEE FOR THIS RIDER.


DEFINITIONS             ANNUITANT.  The annuitant(s) under the Contract.


                        CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        PHYSICIAN. A doctor of medicine who is:
                        o   Duly qualified;
                        o   Licensed in the United States of America; and
                        o   Performing within the scope of his or her license.

                        A physician must not be: You; the annuitant; or the brother, sister, parent, spouse or child of either You or the annuitant or any spouse of any of the above.

                        TERMINAL ILLNESS. Illness or physical condition that results in Your having a life expectancy of 12 months or less.

                        YOU, YOUR.  The Owner(s) of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT If You are terminally Ill and a partial or a full withdrawal of the Contract is made, no withdrawal charge will be deducted from the Contract Value.

TERMINAL ILLNESS
CONDITIONS              You qualify for this benefit if:
                        o   The Terminal Illness is diagnosed at least 1 year
                            after the Contract's date of issue; and
                        o   Written proof of the Terminal Illness is received at
                            our home office.

                        This proof will include, but may not be limited to, certification by a physician who provides medical care to You in connection with Your Terminal Illness. We reserve the right to obtain a second medical certification, at our expense, from a physician selected by us.

NONPARTICIPATING        Dividends are not payable.

TERMINATION OF RIDER    The rider will terminate on the earlier of:  written
request; or Contract termination.

Signed for the Company.

[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

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NURSING HOME RIDER
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THIS RIDER IS A PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO
THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT. THERE IS NO FEE FOR THIS RIDER.

DEFINITIONS             ANNUITANT.  The annuitant(s) under the Contract.

                        CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        NURSING HOME. A state-licensed, nursing long-term care facility that provides skilled, continuous nursing care or services under the supervision of a licensed nurse or physician.

                        YOU, YOUR.  The Owner(s) of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT If You are confined in a nursing home and a partial or a full withdrawal of the Contract is made, no withdrawal charges will be deducted from the Contract Value.

NURSING HOME CONDITIONS You qualify for this benefit if:
                         o Confinement to such nursing home first begins at least 1 year after the Contract's date of issue;
                         o Confinement has continued for at least 60 consecutive days;
                         o  The withdrawal is made while You are confined; and
                         o Written proof of confinement is received at our home office.

NONPARTICIPATING         Dividends are not payable.

TERMINATION OF RIDER     The rider will terminate on the earlier of:  written
                         request; or Contract termination.

Signed for the Company.

[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

WAIVER OF WITHDRAWAL CHARGE -  ANNUITIZATION RIDER
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THIS RIDER IS A PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO
THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF FHIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT. THERE IS NO FEE FOR THIS RIDER.


DEFINITIONS             ANNUITANT.  The annuitant(s) under the Contract.

                        CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.  The Owner of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT The withdrawal charge does not apply if payments are made under any annuity options for any life income; or for any fixed periods for longer than 10 years.

NONPARTICIPATING        Dividends are not payable.

TERMINATION OF RIDER    This rider will terminate on Contract termination.

Signed for the Company.


[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.

DEFINITIONS            BENEFIT BASE.  The amount upon which the guaranteed
                       minimum withdrawal benefit is calculated. On the date of issue the benefit base is equal to the initial premium paid.

                       CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                       YOU, YOUR.   The Owner of the Contract.

                       WITHDRAWAL LIMIT. An amount equal to a percentage (as shown on the Information page) of the benefit base.
                           Any
                       change in the benefit base will result in a change in the withdrawal limit.

EFFECTIVE DATE         This rider is effective on the Contract's date of issue.

BENEFIT This rider allows You to withdrawal an amount up to the withdrawal limit each Contract year regardless of Your Contract Value. On each Contract anniversary, if the Contract Value is greater than the benefit base, the benefit base will immediately be increased to equal the Contract Value as of that date resulting in an increased withdrawal limit.

                       If any additional premiums are added to the Contract, the benefit base will be recalculated to be the greater of the benefit base immediately prior to the premium payment, or the benefit base immediately prior to the premium payment, less all prior withdrawals, plus the premium payment.

                       Withdrawals in excess of the withdrawal limit in a given Contract year will result in a recalculation of the benefit base to equal the lesser of the benefit base prior to the withdrawal or the Contract Value immediately after the withdrawal.

LIMITATIONS            This rider's benefits are noncumulative. Withdrawing less
                       than the withdrawal limit in any Contract year does not lead to an increased withdrawal limit in any subsequent
                       Contract year.

COST OF RIDER          Any fee for this rider is shown in the amount and
                       frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.

TERMINATION OF RIDER   This rider terminates upon the earliest of: Contract
                       termination; annuitization; receipt of due proof of death of the first Owner to die (except under spousal continuation below); and death of the annuitant, if a nonnatural person is the Contract Owner.

SPOUSAL CONTINUATION   Upon your death, the benefits provided under this rider
                       will continue for the lifetime of your spouse without additional charge if:
                       o   Your spouse is a joint Owner or sole beneficiary on
                           the date of issue;
                       o   The joint spousal Owner charge has been paid since
                           the date of issue; and
                       o   Your spouse elects to continue the Contract after
                           your death.

NONPARTICIPATING       Dividends are not payable.

Signed for the Company.

[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]


/s/ Bruce G. Parker, Jr.
---------------------------------
       President

FREE WITHDRAWAL OF CONTRACT VALUE
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.


DEFINITIONS             CONTRACT. When this rider is attached to a Certificate
                        issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.   The Owner of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT During a period of time shown on the Information page, you may withdraw the Contract Value without incurring any withdrawal charges. The amount that can be withdrawn without a charge equals the total Contract Value.

                        The free withdrawal benefit is only applicable during the designated period(s) of time.


COST  OF RIDER          Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.

TERMINATION OF RIDER    This rider terminates on Contract termination.

NONPARTICIPATING        Dividends are not payable.

Signed for the Company.


[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

FREE WITHDRAWAL OF CONTRACT VALUE
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.


DEFINITIONS             CONTRACT. When this rider is attached to a Certificate
                        issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.   The Owner of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT During a period of time shown on the Information page, you may withdraw the Contract Value without incurring any withdrawal charges. The amount that can be withdrawn without a charge equals the total Contract Value.

                        The free withdrawal benefit is only applicable during the designated period(s) of time.


COST  OF RIDER          Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.

TERMINATION OF RIDER    This rider terminates on Contract termination.

NONPARTICIPATING        Dividends are not payable.

Signed for the Company.


[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

FREE WITHDRAWAL(S)
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.


DEFINITIONS             CONTRACT. When this rider is attached to a Certificate
                        issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.   The Owner of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT You may withdraw a portion of the Contract without incurring any withdrawal charges. The annual amount that can be withdrawn without a charge equals the greater of
                        (a) and (b) where:
                        (a) is 10% of the premiums paid, less any withdrawals
                            during that year, including any withdrawal charges thereon; or
                        (b) is the Contract Value on the date of withdrawal less
                            any unliquidated premiums (i.e. remaining premiums not previously withdrawn subject to withdrawal charges.)

                        This amount is noncumulative, and any unused amount cannot be carried over to the following year.

COST OF RIDER           Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.


TERMINATION OF RIDER    This rider terminates on Contract termination.


NONPARTICIPATING        Dividends are not payable.


Signed for the Company.


[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]



/s/ Bruce G. Parker, Jr.
---------------------------------
       President

ACCUMULATION BONUS RIDER
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.


DEFINITIONS             CONTRACT. When this rider is attached to a Certificate
                        issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.


                        YOU, YOUR.   The Owner of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT This rider pays a bonus interest credit into your subaccount's value in the amount and frequency shown on the Information page. The amount of the bonus interest credit is a percentage of Contract Value.

COST OF RIDER           Any fee for this rider is shown in the amount and
                        frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.


TERMINATION OF RIDER    This rider terminates on Contract termination.

NONPARTICIPATING        Dividends are not payable.

Signed for the Company.


[FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]


/s/ Bruce G. Parker, Jr.
---------------------------------
       President